Exhibit 99.1

Banks.com, Inc. to Begin Trading on the OTCQB Marketplace Under the Symbol “BNNX”

SAN FRANCISCO, Jan. 27, 2012 /PRNewswire/ — Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, announced today that effective with the open of business on January 30, 2012, its common stock will cease trading on the NYSE Amex and will begin trading on the OTCQB Marketplace under the symbol “BNNX”.

“Our transition to the OTCQB Marketplace will allow for a continued orderly trading market for our common stock, and help reduce our overall expenses, as we continue to explore strategic options,” said Dan O’Donnell, Chief Executive Officer of Banks.com, Inc. “This is only a change in trading venue and does not impact our commitment and obligation to continue to file required reports with the Securities and Exchange Commission under applicable federal securities laws.”

As previously reported, Banks.com, Inc. (the “Company”) received notice from the NYSE Amex LLC (“NYSE Amex” or the “Exchange”) on November 22, 2011, indicating that the Company no longer complied with the Exchange’s continued listing standards due to the low selling price of its common stock, as set forth in Section 1003(f)(v) of the Company Guide and that its securities were, therefore, subject to being delisted from the Exchange.

The Company requested an appeal hearing before a Listing Qualifications Panel (the “Panel”) and the hearing was held on January 19, 2012. On January 23, 2012, the Company was notified by the Exchange that the Panel had affirmed the Exchanges’ Staff’s determination to delist the common stock of the Company, and that trading in its common stock would be suspended on NYSE Amex, with formal delisting to follow. The Company is entitled to request that the full Committee on Securities review the decision of the Panel, although a request for review does not operate as a stay of the Panel’s decision. The Company has not yet decided whether it will request a review of the Panel’s decision.

Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission. Investors will be able to view Level II Real Time stock quotes for Banks.com at http://www.otcmarkets.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding acquisitions, business estimates, future contracts, future financial performance and results of operations, including cost of revenues, operating expenses, interest expense, net loss and cash flow. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that may cause actual results to differ materially from those projected or suggested in the forward-looking statements may be found in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the U.S. Securities and Exchange Commission.

About Banks.com

Banks.com, Inc. owns and operates finance related internet media properties including: banks.com, irs.com, filelater.com and mystockfund.com that provide users with finance-related content and services and vendors with targeted online advertising opportunities. Through banks.com, we provide access to current financial content, including financial news, business articles, mortgage rates, cd rates and financial calculators. We also provide users access to tax related services including online tax preparation through irs.com, online tax extensions through filelater.com, and online stock brokerage services through mystockfund.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

(415) 962-9700